SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 23, 2015
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Customers Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 23, 2015 for the purpose of considering and acting upon the below proposals. A total of 26,810,133 shares were outstanding and entitled to vote at the Annual Meeting.  The number of votes cast for, against, or withheld as to each such matter or nominee, as well as the number of abstentions as to each such matter or nominee, are set forth below.

1.	To elect two Class I directors of the Company to serve a three-year term.

	FOR	WITHHELD	BROKER NON-VOTES

Jay S. Sidhu	13,377,359	7,055,900	2,523,066

Bhanu Choudhrie	13,377,075	7,056,184	2,523,066

The following additional directors continued in office after the Annual Meeting: Steven J. Zuckerman, T. Lawrence Way, John R. Miller, and Daniel K. Rothermel.

2.	To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

FOR	AGAINST	ABSTAIN

22,946,243	7,028	3,054

3.	To vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers.

FOR	AGAINST	ABSTAIN

9,786,755	10,600,656	45,848

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

	By:	/s/ Robert E. Wahlman
	Name:	Robert E. Wahlman
	Title:	Executive Vice President and Chief Financial Officer

Date:April 24, 2015